UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2018

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1000 Nicollet Mall, Minneapolis, Minnesota 55403
(Address of principal executive offices, including zip code)
(612) 304-6073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors elected George S. Barrett as a director of Target Corporation effective November 5, 2018.

Mr. Barrett was employed by Cardinal Health, Inc., a global, integrated healthcare services and products company, from 2008 until November 2018. He served as Executive Chairman from the end of 2017 until November 2018, Chairman and CEO from 2009 to 2017, and Vice Chairman and CEO, Healthcare Supply Chain Services from 2008 to 2009.

The Board has appointed Mr. Barrett to the Human Resources & Compensation Committee and the Risk & Compliance Committee.

Mr. Barrett received a one-time grant of RSUs with a $50,000 grant date fair value and will receive the annual compensation we provide to non-employee directors described in our proxy statement.

A copy of the News Release describing this change to the Board of Directors is attached as Exhibit (99).

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

(99)    Target Corporation’s News Release dated November 7, 2018 relating to a change to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: November 7, 2018	/s/ Don H. Liu
Don H. Liu
Executive Vice President and Chief Legal & Risk Officer